Exhibit 4.8

AMENDMENT NO. 2

This Amendment No. 2 (the “Amendment”) to the Licence Agreement dated 20 April 1998 by and between

(1)	Shionogi & Co., Ltd., a company incorporated in Japan, whose registered office is at 1-8 Doshomachi 3-chome, Chuo-ku, Osaka, Japan (“Shionogi”); and

(2)	ASTRAZENECA UK LIMITED (formerly Zeneca Limited), a company incorporated in England under no. 3674842 whose registered office is at 15 Stanhope Gate, London, W1K 1LN, England (“AstraZeneca”)

(the “Licence Agreement”) is made effective as of the 26th day of April 2005 (the “Amendment Effective Date”).

Recitals

WHEREAS, the Parties entered into an Amendment to the Licence Agreement on 14 May 2002 (the “Amendment No 1”) providing for inter alia certain changes to the royalty rates payable under the Licence Agreement and a removal of AstraZeneca’s obligation to offer Shionogi the right to participate in the development and/or marketing of a product in Japan; and

WHEREAS, under the Amendment No 1 the revised royalty rates provided for will become adjusted, and AstraZeneca’s obligation to offer Shionogi the participation in development and/or marketing of a product reinstated, should AstraZeneca not have launched the LICENSED PRDOUCTS in Japan by 30 April 2005; and

WHEREAS, the PARTIES do not wish that the extended duration of the process, which was recently completed, to have the LICENSED PRODUCTS registered with the health authorities in Japan results in the triggering of such adjusted royalty rates;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES, intending to be legally bound, agree as follows:

1	Definitions

Any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the Licence Agreement.

2	Modifications

2.1	Wherever reference is made to 30 April 2005 in Section 3 of the Amendment No 1 such reference shall be deemed to be made to 31 December 2005.

2.2
Section 2 of the Amendment No 1 hereby cease to be in effect and Article 5 is thus hereby reinstated in the Licence Agreement, provided, however, that the three 3) years mentioned in Article 5 of the Licence Agreement, as reinstated, shall count from the Amendment Effective Date. In addition the following paragraph shall be added to such Article 5

“Upon a Change of Control of SHIONOGI ZENECA shall have the right to terminate SHIONOGI’s rights under this Article 5 with immediate effect by providing written notice to SHIONOGI. For the purpose of this Article 5 “Change of Control” means an event in which any other company, organisation or other entity acquires beneficial ownership of securities of  SHIONOGI representing more than fifty percent (50%) of the voting power of the then outstanding securities of SHIONOGI with respect to the election of directors of SHIONOGI.”

3	Amendment Effective Date

This Amendment shall become effective on the Amendment Effective Date.

4	Entire Agreement

This Amendment, together with the Licence Agreement, constitutes the entire agreement between the PARTIES with respect to the subject matter of the Licence Agreement. The Licence Agreement together with this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Licence Agreement, as amended. Each PARTY confirms that it is not relying on any representations, warranties or covenants of the other PARTY except as specifically set out in the Licence Agreement as amended. Nothing in this Amendment is intended to limit or exclude any liability for fraud. The PARTIES hereby agree that subject to the modifications specifically stated in this Amendment, all terms and conditions of the Licence Agreement shall remain in full force and effect.

Execution

THIS AMENDMENT IS EXECUTED by the authorised representatives of the PARTIES as of the date first written above.

SIGNED for and on behalf of		SIGNED for and on behalf of
AstraZeneca UK Limited		Shionogi & Co., Ltd.

/s/ C R W Petty		/s/ Motozo Shiono
Signature		Signature

Name:	Mr C R W Petty	Name:	Mr Motozo Shiono

Title:	AUTHORISED SIGNATORY AB	Title:	PRESIDENT